Exhibit 5.1

[Ice Miller Letterhead]

May 9, 2003

Board of Directors
Great Lakes Chemical Corporation
500 East 96th, Suite 500
Indianapolis, Indiana 46240

Ladies and Gentlemen:

        We have acted as counsel to Great Lakes Chemical Corporation, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 300,000 shares of the Company’s Common Stock, par value of $1.00 per share (the “Shares”) contributed by the Company to the Great Lakes Chemical Corporation Retirement Plan Supplemental Trust (the “Trust”), which Shares may be offered and sold by the Trust in resale transactions.

        In connection therewith, we have investigated those questions of law as we have deemed necessary or appropriate for purposes of this opinion. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of those documents, corporate or other records, certificates and other papers that we deemed necessary to examine for purposes of this opinion, including:

1.	The Restated Certificate of Incorporation of the Company;

2.	The Amended and Restated Bylaws of the Company as in effect on the date hereof;

3.	Resolutions of the Board of Directors of the Company relating to the contribution of the Shares to the Trust and the registration of the Shares pursuant to the Registration Statement; and

4.	The Registration Statement.

        We have also relied, without investigation as to the accuracy thereof, on other certificates of and oral and written communications from public officials and officers of the Company.

        For purposes of this opinion, we have assumed (a) the genuineness of all signatures, and (b) the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

        Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares are legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus included therein. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Ice Miller